                                                                     EXHIBIT 3.5

                         CERTIFICATE OF INCORPORATION

                                      of

                         International Exposition Inc.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          1.  Name.  The name of the corporation is International Art
              ----
Exposition Inc.

          2.  Address; Registered Agent.  The address of the Corporation's
              -------------------------
registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          3.  Purposes.  The nature of the business and purposes to be conducted
              --------
or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.  Number of Shares.  The total number of shares of stock which the
              ----------------
Corporation shall have authority to issue is: one hundred (100), all of which shall be shares of Common Stock of the par value of One Dollar ($1.00) each.

          5.  Name and Address of Incorporator.  The name and mailing address of
              --------------------------------
the incorporator are: Mr. David L. Goldwyn, c/o Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

          6.  Election of Directors.  Members of the Board of Directors may be
              ---------------------
elected either by written ballot or by voice vote.

          7.  Limitation of Liability.  No director of the Corporation shall be
              -----------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.  Adoption, Amendment and/or Repeal of By-Laws.  The Board of
              --------------------------------------------
Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made by the stockholders of the Corporation.

          IN WITNESS WHEREOF, this Certificate has been signed on this 30th of March, 1988.

                                      /s/ David L. Goldwyn
                                      ________________________________
                                      David L. Goldwyn, Incorporator

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                      OF

                       INTERNATIONAL ART EXPOSITION INC.

                                 *  *  *  *  *

          International Art Exposition Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:  The present registered agent of the Corporation is The
          -----
Prentice-Hall Corporation System, Inc., and the present registered office of the corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent.

          SECOND: The Board of Directors of the Corporation adopted the
          ------
following resolution on the 20th day of April, 1988:

               RESOLVED, that the registered office of the Corporation in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of the Corporation at the address of its registered office.

          IN WITNESS WHEREOF, the Corporation has caused this statement to be signed by Richard J. Moeller, its President and attested by Arland E. Hirman, its Secretary this 20th day of April, 1988.

                             INTERNATIONAL ART EXPOSITION INC.

                             By /s/ Richard J. Moeller
                               ___________________________________
                                President


ATTEST:

By /s/ Arland E. Hirman
  ____________________________
  Secretary

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                       INTERNATIONAL ART EXPOSITION INC.

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is International Art Exposition Inc.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

          "1. Name.  The name of the corporation is Art Expositions
              ----
International, Inc."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          4. The effective date of the amendment herein certified shall be September 26, 1988.

          Signed and attested to on September 26, 1988.

                              /s/ Richard J. Moeller
                              _____________________________
                              Richard J. Moeller, President
Attest:

/s/ Arland E. Hirman
______________________
Arland E. Hirman
Secretary